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                                                                     EXHIBIT 4.2

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS.
                                SEE REVERSE SIDE.


                     INCORPORATED UNDER THE LAWS OF DELAWARE

Certificate Number                                                        Shares
     - 0 -                                                                - 0 -


                               USDATA CORPORATION
                          Authorized 100,000 Shares of
                            Series A Preferred Stock
                            Par Value $0.01 per Share



THIS CERTIFIES THAT ------------ S P E C I M E N-------------- IS THE OWNER OF -------------------- 0 -------------------------- SHARES OF THE CAPITAL STOCK OF

                               USDATA CORPORATION

TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

     IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND ITS CORPORATE SEAL TO BE HEREUNTO AFFIXED THIS _____ DAY OF __________, A.D., _____.

-----------------------------                     ------------------------------
President                                         Secretary


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     THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 'ACT'), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, AND THE HOLDER HEREOF CANNOT MAKE ANY SALE, ASSIGNMENT OR OTHER TRANSFER OF ANY SHARES OF SUCH STOCK EXCEPT PURSUANT TO AN OFFERING OF SUCH SHARES DULY REGISTERED UNDER THE ACT AND REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR UNDER SUCH OTHER CIRCUMSTANCES AS IN THE OPINION OF COUNSEL FOR OR SATISFACTORY TO THE ISSUER SHALL NOT, AT THE TIME, REQUIRE REGISTRATION UNDER THE ACT AND/OR REGISTRATION OR QUALIFICATION UNDER ANY STATE SECURITIES LAW. ALSO SAID SHARES ARE 'RESTRICTED SECURITIES' WITHIN THE MEANING OF RULE 144 PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE ACT AND MAY BE SUBJECT TO THE LIMITATIONS AND REPORTING REQUIREMENTS OF SAID RULE UPON RESALE OR OTHER DISPOSITION THEREOF.

     THIS CORPORATION IS AUTHORIZED TO ISSUE SHARES OF MORE THAN ONE CLASS OF STOCK. A FULL STATEMENT OF ALL DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF STOCK WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, INCLUDING LIMITATIONS OF PREEMPTIVE RIGHTS, IS SET FORTH IN THE CERTIFICATE OF INCORPORATION ON FILE WITH THE OFFICE OF THE SECRETARY OF STATE OF THE STATE O F DELAWARE. A COPY OF THIS STATEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, UPON WRITTEN REQUEST BEING MADE TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.